                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM 8-K/A-1

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported):  June 28, 1996
                                                           -------------

                            Quaker State Corporation
                            ------------------------
             (Exact name of registrant as specified in its charter)




         Delaware                   1-2677                       25-0742820
         --------                   ------                       ----------
(State of incorporation)     (Commission File No.)         (IRS Employer ID No.)



225 E. John Carpenter Freeway, Irving, Texas                  75062
- --------------------------------------------                  -----
(Address of principal executive offices)                    (Zip Code)


                                 (214) 868-0400
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
         (Former Name or Former Address, If Changed Since Last Report)

Item 2.      ACQUISITION OR DISPOSITION OF ASSETS

On July 12, 1996, Quaker State Corporation ("Quaker State") filed a current report on Form 8-K and reported under Item 2 that on June 28, 1996, Quaker State completed the acquisition of all the capital stock of Blue Coral, Inc. Because it was impracticable to provide the required financial statements for the acquired business and pro forma financial information related to the transaction at the time of filing, such financial statements and pro forma financial information were not included with that report on Form 8-K. Quaker State hereby amends Item 7, Financial Statements, Pro Forma Financial Information, and Exhibits, of its report on Form 8-K filed on July 12, 1996, as set forth below.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)     Combined Financial Statements of Business Acquired:

                 1.       Report of Independent Public Accountants.

                 2.       Balance Sheets as of October 31, 1995 and 1994.

                 3. Statements of Income for the Fiscal Years ending October 31, 1995, 1994 and 1993.

                 4. Statements of Stockholder's Equity for the Fiscal Years ending October 31, 1995, 1994 and 1993.

                 5. Statements of Cash Flows for the Fiscal Years ending October 31, 1995, 1994 and 1993.

                 6.       Notes to Financial Statements.

         (b)     Pro Forma Financial Information:

                 1. Pro Forma Consolidated Statements of Operations of Quaker State Corporation and Subsidiaries and combine statements of income of Blue Coral, Inc. for the year ended December 31, 1995 and for the six months ended June 30, 1996 are included. No Pro Forma Balance Sheet for Quaker State Corporation and Subsidiaries and Combined Balance Sheet of Blue Coral, Inc. is included because the transaction was reflected in the balance sheet included with Quaker State's quarterly report on Form 10-Q for the quarter ending June 30, 1996. The Balance Sheet is incorporated herein by reference from the Quaker State quarterly report on Form 10-Q for the quarter ended June 30, 1996.

                 2.       Notes to Pro Forma Consolidated Statements of
                          Operations.

         (c)     Exhibits:

                  Item No.                                       Description
                  --------                                       -----------
                  2            Asset Purchase Agreement by and among the Registrant, BC Acquisition Corporation, Blue
                               Coral, Inc. and the Stockholders of Blue Coral, Inc. dated as of June 7, 1996, with list of omitted schedules and exhibits, filed as Exhibit 2 to Form 8-K filed July 12,
                               1996 and incorporated herein by reference.

                  4            Escrow Agreement among the Registrant and the Blue Coral Stockholders, dated as of
                               June 28, 1996, filed as Exhibit 4 to Form 8-K filed July 12, 1996 and incorporated herein by reference.

                  23           Consent of Independent Public Accountants, filed herewith.



                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        QUAKER STATE CORPORATION
                                        (Registrant)

DATE:  September 11, 1996

                                        By:  /s/  Conrad A. Conrad
                                            ------------------------------------
                                            Conrad A. Conrad
                                            Vice Chairman and
                                            Chief Financial Officer

Item 7(a)    Financial Statements of Business Acquired.

                       BLUE CORAL, INC. AND SUBSIDIARIES
                       =================================


                         COMBINED FINANCIAL STATEMENTS
                         -----------------------------

                        AS OF OCTOBER 31, 1995 AND 1994
                        -------------------------------


                         TOGETHER WITH AUDITORS' REPORT
                         ------------------------------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors
  and Stockholders of Blue Coral, Inc.:


We have audited the accompanying combined balance sheets of BLUE CORAL, INC. (a Delaware corporation) and Subsidiaries (as identified in Note 1) as of October 31, 1995 and 1994, and the related combined statements of income, stockholders' equity and cash flows for each of the three years in the period ended October 31, 1995. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Blue Coral, Inc. and Subsidiaries as of October 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended October 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 6 to the combined financial statements, the Company changed its method of accounting for income taxes, effective November 1, 1993, to comply with the provisions of Statement of Financial Accounting Standards No. 109.


                              Arthur Andersen LLP


Toledo, Ohio,
  August 21, 1996.

                       BLUE CORAL, INC. AND SUBSIDIARIES

                            COMBINED BALANCE SHEETS

                        AS OF OCTOBER 31, 1995 AND 1994

                            A  S  S  E  T  S (Note 5)                                 1 9 9 5             1 9 9 4
                            ----------------                                        -----------         -----------
                 CURRENT ASSETS:
                   Cash                                                              $   773,917         $   322,399
                   Trade receivables, less allowances
                     of $3,310,000 in 1995 and
                     $2,110,000 in 1994                                               14,518,193          16,532,069
                   Stockholder receivables                                               545,270              31,985
                   Employee and other receivables                                        592,027             298,057
                   Inventories (Note 1) -
                     Raw materials                                                     2,720,419           2,951,254
                     Packaging supplies                                                4,275,676           5,111,370
                     Finished goods                                                    4,884,491           5,298,480
                                                                                     -----------         -----------
                           Total inventories                                          11,880,586          13,361,104
                                                                                     -----------         -----------
                   Prepaid expenses                                                    1,471,996           1,538,018
                                                                                     -----------         -----------
                           Total current assets                                       29,781,989          32,083,632
                                                                                     -----------         -----------
                 PROPERTY, PLANT AND EQUIPMENT (Note 1):
                     Land                                                                551,300           1,182,863
                     Buildings and leasehold improvements                              6,293,775           7,386,619
                     Machinery and equipment                                           4,614,869           6,221,212
                     Furniture and fixtures                                            2,619,271           2,775,502
                     Vehicles                                                            299,570             306,703
                                                                                     -----------         -----------
                                                                                      14,378,785          17,872,899
                   Less- Accumulated depreciation                                     (5,569,047)         (6,988,220)
                                                                                     -----------         -----------
                           Net property, plant
                             and equipment                                             8,809,738          10,884,679
                                                                                     -----------         -----------
                 OTHER ASSETS:
                   Intangible assets (Note 1)                                          1,451,146           1,739,638
                   Property, plant and equipment held
                     for sale (Note 4)                                                 1,340,436                -
                   Other (Note 3)                                                        693,364             960,251
                                                                                     -----------         -----------
                           Total other assets                                          3,484,946           2,699,889
                                                                                     -----------         -----------

                                                                                     $42,076,673         $45,668,200
                                                                                     ===========         ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY                                1 9 9 5               1 9 9 4
                      ------------------------------------                              -----------           -----------
                  CURRENT LIABILITIES:
                    Current portion of long-term debt
                      (Note 5)                                                           $   837,264           $ 1,363,664
                    Accounts payable                                                       5,039,072             6,640,066
                    Accrued liabilities (Notes 1, 2 and 4)                                 6,265,688             4,456,025
                                                                                         -----------           -----------
                            Total current liabilities                                     12,142,024            12,459,755

                  LONG-TERM DEBT (Notes 1, 3 and 5)                                       14,920,970            20,350,832

                  DUE TO FORMER STOCKHOLDER (Note 2)                                       2,273,625             2,780,000


                  DEFERRED TAX LIABILITY (Note 6)                                            341,000               417,000
                                                                                         -----------           -----------
                            Total liabilities                                             29,677,619            36,007,587
                                                                                         -----------           -----------

                  COMMITMENTS AND CONTINGENCIES
                    (Notes 2, 7 and 8)

                  MINORITY INTEREST IN SUBSIDIARIES                                        1,013,774               732,414

                  STOCKHOLDERS' EQUITY:
                    Common stock, $10 par value,
                      25,000 shares authorized, 21,568
                      shares issued in 1995 and 1994, 16,677
                      and 16,707 shares outstanding in
                      1995 and 1994, respectively                                            215,680               215,680
                    Capital in excess of par value                                           546,403               546,403
                    Treasury stock, at cost - 4,891 and 4,861
                      shares in 1995 and 1994, respectively
                      (Note 2)                                                            (3,589,846)           (3,321,387)
                    Retained earnings (Note 5)                                            14,170,589            11,440,705
                    Cumulative translation adjustments
                      (Note 1)                                                                42,454                46,798
                                                                                         -----------           -----------
                            Total stockholders' equity                                    11,385,280             8,928,199
                                                                                         -----------           -----------

                                                                                         $42,076,673           $45,668,200
                                                                                         ===========           ===========

The accompanying notes are an integral part of these combined balance sheets.

                       BLUE CORAL, INC. AND SUBSIDIARIES

                         COMBINED STATEMENTS OF INCOME

              FOR THE YEARS ENDED OCTOBER 31, 1995, 1994 AND 1993

                                                                         1995                    1994                     1993
                                                                     -----------             -----------              -----------
NET SALES                                                            $94,085,028             $80,291,223              $69,302,165
                                                                     -----------             -----------              -----------
OPERATING EXPENSES:
  Cost of sales                                                       53,115,410              44,547,816               38,928,274
  Selling, general and administrative                                 27,517,596              23,342,909               19,886,898
  Advertising (Note 1)                                                 8,798,959               7,657,694                5,498,053
  Provision for closing and sale of McKay
    manufacturing facility (Note 4)                                    1,500,700                    -                        -
                                                                     -----------             -----------              -----------
                                                                      90,932,665              75,548,419               64,313,225
                                                                     -----------             -----------              -----------
OPERATING INCOME                                                       3,152,363               4,742,804                4,988,940
                                                                     -----------             -----------              -----------
OTHER (INCOME) EXPENSE:
  Interest expense                                                     1,904,711               1,502,444                1,259,187
  Minority interest in net income of subsidiaries                        281,360                 327,268                  388,846
  Equity in net loss of affiliate (Note 3)                               160,000                    -                        -
  Net exchange (gain) loss (Note 1)                                         (102)                   (359)                 192,771
  Net gain on the sale of Ozium and
    Mechanics product lines (Note 3)                                  (3,806,964)                   -                        -
                                                                     -----------             -----------              -----------
                                                                      (1,460,995)              1,829,353                1,840,804
                                                                     -----------             -----------              -----------
INCOME FROM CONTINUING OPERATIONS BEFORE
  PROVISION FOR INCOME TAXES                                           4,613,358               2,913,451                3,148,136

PROVISION FOR INCOME TAXES (Note 6)                                      699,000                 930,000                  788,000
                                                                     -----------             -----------              -----------
INCOME FROM CONTINUING OPERATIONS                                      3,914,358               1,983,451                2,360,136

LOSS FROM OPERATIONS OF DISCONTINUED DIVISIONS (Note 3)                  (47,067)               (578,426)                (427,246)
                                                                     -----------             -----------              -----------
INCOME BEFORE EXTRAORDINARY ITEMS AND CUMULATIVE EFFECT
  OF CHANGE IN ACCOUNTING FOR INCOME TAXES                             3,867,291               1,405,025                1,932,890

EXTRAORDINARY ITEMS:
  Loss from fire (Note 9)                                                   -                       -                    (750,000)
  Tax benefit from utilization of
    net operating loss carryforward                                         -                       -                     110,840
                                                                      ----------              ----------               ----------
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING FOR INCOME TAXES                                       3,867,291               1,405,025                1,293,730

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  FOR INCOME TAXES (Note 6)                                                 -                   (107,000)                    -
                                                                     -----------             -----------              -----------
NET INCOME                                                           $ 3,867,291             $ 1,298,025              $ 1,293,730
                                                                     ===========             ===========              ===========


  The accompanying notes are an integral part of these combined statements.

                       BLUE CORAL, INC. AND SUBSIDIARIES


                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED OCTOBER 31, 1995, 1994 AND 1993


                                                        Capital in
                                           Common        Excess of          Treasury           Retained
                                           Stock         Par Value            Stock            Earnings
                                         ----------------------------------------------------------------
BALANCE, OCTOBER 31, 1992                $214,970           $480,670       $      -           $ 9,883,155

  Net income                                 -                  -                 -             1,293,730
  Stockholder distributions                  -                  -                 -            (1,034,205)
  Translation adjustments (Note 1)           -                  -                 -                  -
  Issuance of common stock (71 shares)        710             36,818              -                  -
  Issuance of subsidiary's stock             -                28,915              -                  -
                                         --------           --------       -----------        -----------

BALANCE, OCTOBER 31, 1993                 215,680            546,403              -            10,142,680

  Net income                                 -                  -                 -             1,298,025
  Translation adjustments  (Note 1)          -                  -                 -                  -
  Repurchase of common stock (Note 2)        -                  -           (3,321,387)              -
                                         --------           --------       -----------        -----------
BALANCE, OCTOBER 31, 1994                 215,680            546,403        (3,321,387)        11,440,705

  Net income                                 -                  -                 -             3,867,291
  Stockholder distributions                  -                  -                 -            (1,137,407)
  Translation adjustments (Note 1)           -                  -                 -                  -
  Repurchase of common stock (Note 2)        -                  -             (268,459)              -
                                         --------           --------       -----------        -----------

BALANCE, OCTOBER 31, 1995                $215,680           $546,403       $(3,589,846)       $14,170,589
                                         ========           ========       ===========        ===========

                                             Cumulative
                                            Translation
                                            Adjustments            Total
                                            -------------------------------
BALANCE, OCTOBER 31, 1992                     $35,693           $10,614,488

  Net income                                     -                1,293,730
  Stockholder distributions                      -               (1,034,205)
  Translation adjustments (Note 1)              8,162                 8,162
  Issuance of common stock (71 shares)           -                   37,528
  Issuance of subsidiary's stock                 -                   28,915
                                              -------           -----------

BALANCE, OCTOBER 31, 1993                      43,855            10,948,618

  Net income                                     -                1,298,025
  Translation adjustments  (Note 1)             2,943                 2,943
  Repurchase of common stock (Note 2)            -               (3,321,387)
                                              -------           -----------
BALANCE, OCTOBER 31, 1994                      46,798             8,928,199

  Net income                                     -                3,867,291
  Stockholder distributions                      -               (1,137,407)
  Translation adjustments (Note 1)             (4,344)               (4,344)
  Repurchase of common stock (Note 2)            -                 (268,459)
                                              -------           -----------

BALANCE, OCTOBER 31, 1995                     $42,454           $11,385,280
                                              =======           ===========

  The accompanying notes are an integral part of these combined statements.

                       BLUE CORAL, INC. AND SUBSIDIARIES

                       COMBINED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED OCTOBER 31, 1995, 1994 AND 1993

                                                                                             1 9 9 5             1 9 9 4
                                                                                           -----------         ------------
CASH FLOWS (USED IN) PROVIDED BY OPERATING ACTIVITIES:
  Net income                                                                               $ 3,867,291         $  1,298,025
  Adjustments to reconcile net income to net cash (used in)
   provided by operating activities-
     Noncash items-
       Cumulative effect of change in accounting for income taxes                                 -                 107,000
       Net gain on the sale of Ozium and Mechanics product lines                            (3,806,964)                -
       Depreciation and amortization                                                         1,513,030            1,412,823
       Minority interest in net income of subsidiaries                                         281,360              327,268
       Equity in net loss of affiliate                                                         160,000                 -
       Provision for deferred income taxes                                                     (76,000)             197,000
       Net loss on dispositions of property, plant and equipment                                11,876                2,577
     Changes in working capital-
       Increase in receivables                                                                 (47,940)            (625,028)
       (Increase) decrease in inventories                                                   (2,251,318)          (3,613,107)
       (Increase) decrease in prepaid expenses                                                 (47,840)             222,833
       (Decrease) increase in accounts payable                                              (1,047,308)             674,552
       Increase (decrease) in accrued liabilities                                              922,939             (761,291)
                                                                                           -----------         ------------
          Net cash (used in) provided by operating activities                                 (520,874)            (757,348)
                                                                                           -----------         ------------
CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
  Proceeds from the sale of Ozium and Mechanics product lines                                6,595,000                 -
  Proceeds from the sale of Chemifax                                                         2,850,000                 -
  Property, plant and equipment acquisitions                                                (1,383,767)          (1,314,089)
  Blue Coral Chemical Company acquisition                                                         -                    -
  Investment in CAR+                                                                              -                (372,439)
  Loans to CAR+ officers                                                                          -                (186,220)
  Collections on loans to CAR+ officers                                                         21,787                 -
  Other investing activities, net                                                                 -                 (24,739)
                                                                                           -----------         ------------
          Net cash provided by (used in) investing activities                                8,083,020           (1,897,487)
                                                                                           -----------         ------------
CASH FLOWS (USED IN) PROVIDED BY FINANCING ACTIVITIES:
  Issuance of long-term debt and net borrowings under line of credit agreement                    -              20,604,967
  Net repayments under line of credit agreement                                             (2,900,000)                -
  Repayment of long-term debt                                                               (3,056,262)         (17,833,636)
  Distributions paid                                                                        (1,137,407)                -
  Issuance of common stock                                                                        -                    -
  Repurchase of common stock                                                                   (16,959)            (541,387)
                                                                                           -----------         ------------
          Net cash (used in) provided by financing activities                               (7,110,628)           2,229,944
                                                                                           -----------         ------------
CASH:
  Increase (decrease) for the period                                                           451,518             (424,891)
  Balance, beginning of period                                                                 322,399              747,290
                                                                                           -----------         ------------
  Balance, end of period                                                                   $   773,917         $    322,399
                                                                                           ===========         ============



                                                                                                          1 9 9 3
                                                                                                        -----------
CASH FLOWS (USED IN) PROVIDED BY OPERATING ACTIVITIES:
  Net income                                                                                            $ 1,293,730
  Adjustments to reconcile net income to net cash (used in)
   provided by operating activities-
     Noncash items-
       Cumulative effect of change in accounting for income taxes                                              -
       Net gain on the sale of Ozium and Mechanics product lines                                               -
       Depreciation and amortization                                                                      1,391,576
       Minority interest in net income of subsidiaries                                                      388,846
       Equity in net loss of affiliate                                                                         -
       Provision for deferred income taxes                                                                     -
       Net loss on dispositions of property, plant and equipment                                             32,769
     Changes in working capital-
       Increase in receivables                                                                           (3,666,396)
       (Increase) decrease in inventories                                                                   865,179
       (Increase) decrease in prepaid expenses                                                             (340,397)
       (Decrease) increase in accounts payable                                                              660,560
       Increase (decrease) in accrued liabilities                                                           637,938
                                                                                                        -----------
          Net cash (used in) provided by operating activities                                             1,263,805
                                                                                                        -----------
CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
  Proceeds from the sale of Ozium and Mechanics product lines                                                  -
  Proceeds from the sale of Chemifax                                                                           -
  Property, plant and equipment acquisitions                                                             (1,855,139)
  Blue Coral Chemical Company acquisition                                                                (1,694,195)
  Investment in CAR+                                                                                           -
  Loans to CAR+ officers                                                                                       -
  Collections on loans to CAR+ officers                                                                        -
  Other investing activities, net                                                                           (67,015)
                                                                                                        -----------
          Net cash provided by (used in) investing activities                                            (3,616,349)
                                                                                                        -----------
CASH FLOWS (USED IN) PROVIDED BY FINANCING ACTIVITIES:
  Issuance of long-term debt and net borrowings under line of credit agreement                            4,520,539
  Net repayments under line of credit agreement                                                                -
  Repayment of long-term debt                                                                            (1,150,860)
  Distributions paid                                                                                     (1,034,205)
  Issuance of common stock                                                                                   66,443
  Repurchase of common stock                                                                                   -
                                                                                                        -----------
          Net cash (used in) provided by financing activities                                             2,401,917
                                                                                                        -----------
CASH:
  Increase (decrease) for the period                                                                         49,373
  Balance, beginning of period                                                                              697,917
                                                                                                        -----------
  Balance, end of period                                                                                $   747,290
                                                                                                        ===========

  The accompanying notes are an integral part of these combined statements.

                       BLUE CORAL, INC. AND SUBSIDIARIES

                       COMBINED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED OCTOBER 31, 1995, 1994 AND 1993
                                  (Continued)




                                                                     1 9 9 5                1 9 9 4               1 9 9 3
                                                                   -----------            -----------           -----------
        SUPPLEMENTAL DISCLOSURE OF CASH FLOW
          INFORMATION:
            Cash paid during the year for -
              Interest                                              $2,244,000             $1,688,000            $1,328,000
                                                                    ==========             ==========            ==========
              Income taxes                                          $  435,000             $  607,000            $  644,000
                                                                    ==========             ==========            ==========

        SUPPLEMENTAL DISCLOSURE OF NONCASH
          INVESTING AND FINANCING ACTIVITIES
            (Notes 2 and 3)



   The accompanying notes are an integral part of these combined statements.

                       BLUE CORAL, INC. AND SUBSIDIARIES


                     NOTES TO COMBINED FINANCIAL STATEMENTS




(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Basis of Presentation

             The accompanying financial statements have been prepared on a combined basis to include the holdings of Blue Coral, Inc. and its major stockholder (collectively referred to as the "Company"). The combined statements include the following:

                   Blue Coral, Inc. (BCI) (a Delaware corporation) - BCI is a
                      North American manufacturer and distributor of automotive appearance products.

                   Blue Coral Chemical Company (BCCC) (a division of BCI) -
                      BCCC is a North American manufacturer and distributor of automatic car wash products. Prior to December 1995, BCCC was a Delaware corporation 90% owned by BCI and its major stockholder. In December 1995, BCI exchanged 726 shares of BCI for the minority ownership of BCCC and dissolved its corporate existence.

                   Blue Coral International, Limited (International) (a United
                      Kingdom corporation) - International is a European manufacturer and distributor of automotive appearance products. International is 99% owned by BCI and its major stockholder.

                   NicSand, Inc. (NicSand) (an Ohio corporation) - NicSand is a
                      North American manufacturer of sandpaper products. NicSand is 67% owned by BCI.

                   McKay Chemical Company (McKay) (a division of BCI) - McKay manufactured under-the-hood automotive products with the Mechanics and McKay brand names. BCI is in the process of closing McKay's facility and has sold the Mechanics brand (Notes 3 and 4).

                   Chemifax (a division of BCI) - Chemifax was sold during
                      1995. The Chemifax operations primarily included the manufacturing of floor cleaners and waxes (Note 3).

                   Household Products Group (HPG) (a division of BCI) - HPG
                      manufacturers household cleaners. HPG was sold subsequent to October 31, 1995, (Note 3).

                       BLUE CORAL, INC. AND SUBSIDIARIES


                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (Continued)





             All significant intercompany accounts and transactions have been eliminated in combination.

             Subsequent to October 31, 1995, the Company changed its fiscal year-end from October 31 to December 31.

           Inventories

             Inventories are stated at cost, which is less than market value, and include material, labor and manufacturing overhead. Inventories are valued using the first-in, first-out (FIFO) method.

           Property, Plant and Equipment

             Property, plant and equipment are carried at cost.  Maintenance, repairs and minor replacements are expensed as incurred. When property, plant or equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts. Any gain or loss on disposition is credited or charged to income.

             Property, plant and equipment are depreciated over their estimated useful lives on the straight-line method. The average useful lives are as follows:

           Buildings and leasehold improvements                  8-40  years
           Machinery and equipment                               5-10  years
           Furniture and fixtures                                 3-8  years
           Vehicles                                                 5  years

             For the years ended December 31, 1995, 1994 and 1993, depreciation expense was $1,322,030, $1,186,823 and $1,066,576,
                respectively.

           Accrued Liabilities

             The components of accrued liabilities as of October 31, 1995 and
                1994, are as follows:

                                                1 9 9 5             1 9 9 4
                                               ---------           ---------
    Advertising                                $1,051,644          $1,150,778
    Payroll and related accruals                2,389,872           1,269,056
    Reserve for closing and sale
      of McKay manufacturing
      facility (Note 4)                         1,150,000                -
    Other                                       1,674,172           2,036,191
                                               ----------          ----------
                                               $6,265,688          $4,456,025
                                               ==========          ==========


                       BLUE CORAL, INC. AND SUBSIDIARIES


                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (Continued)



           Foreign Currency Translation

             The Company's foreign subsidiary's assets and liabilities are translated at year-end exchange rates while income and expenses are translated at average exchange rates in effect during the year. The resulting translation adjustments are recorded as a separate component of stockholders' equity.

           Advertising

             The Company expenses advertising costs the first time the
                advertising takes place. The Company also records all revenues and expenses related to its infomercial advertising campaigns in advertising expense.

           Fair Value of Financial Instruments

             The following methods and assumptions were used to estimate the fair value of each category of the Company's financial instruments.

               Cash and short-term financial instruments

                   The carrying amount approximates fair value due to the short maturity of these instruments.

               Long-term financial instruments

                   The fair value has been estimated using the expected future cash flows discounted at market interest rates. The carrying amount approximates fair value.

           Use of Estimates

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                       BLUE CORAL, INC. AND SUBSIDIARIES


                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (Continued)




           Intangible Assets

             The following intangible assets are being amortized on a
                straight-line basis over the following periods:


                                                                        October 31,          October 31,
                                                                           1995                 1994
                                                                        ----------           -----------
       Goodwill                             10-20 years                 $2,135,632           $ 2,142,245
       Trademarks                           14-40 years                    258,042             1,089,404
                                                                        ----------           -----------
                                                                         2,393,674             3,231,649
       Less - Accumulated amortization                                    (942,528)           (1,492,011)
                                                                        ----------           -----------
                                                                        $1,451,146           $ 1,739,638
                                                                        ==========           ===========

             The Company continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful lives of intangible assets may warrant revision or that the remaining balance of these intangible assets may not be recoverable. When factors indicate that intangible assets should be evaluated for possible impairment, the Company uses an estimate of the related business segment's undiscounted net income over the remaining life of the intangible asset in measuring whether the intangible asset is recoverable. The Company writes off intangible assets at the time they become fully amortized.

             For the years ended October 31, 1995, 1994 and 1993, amortization for these intangible assets was approximately $191,000, $226,000 and $325,000, respectively.

           Reclassifications

             Certain amounts in the October 31, 1994 and 1993, financial statements have been reclassified to conform with classifications used in the October 31, 1995, financial statements.

                       BLUE CORAL, INC. AND SUBSIDIARIES


                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (Continued)


(2)  STOCK REPURCHASE AND CONSULTING AGREEMENTS

         The Company entered into several agreements with its former president during 1994. Under these agreements, the Company repurchased 856 shares of common stock in 1994 at a price of $541,387.
           Additionally, the Company was granted the option to repurchase the balance of the former president's stock in the Company (4,005 shares) during the period from July 20, 1994, through July 15, 1998. The agreement also granted the former president a put option exercisable during the period beginning July 16, 1998, through July 15, 1999. The Company recorded $2,780,000 in 1994 to reflect management's best estimate of the repurchase price of these shares. In January 1996, the Company exercised its option at a total price of $3,031,500 through the payment of $757,875 of cash and the issuance of an 8% note due in annual principal payments of $757,875 from 1997 through 1999. At October 31, 1995 and 1994, these shares were classified as treasury stock and a corresponding liability was recorded in accrued liabilities and due to former stockholder in the accompanying combined balance sheets. In connection with the acquisition of the Company (Note 10), all amounts due the former president, plus accrued interest, were paid in full.

         The Company also entered into a $200,000 per annum consulting agreement with the former president from July 1994 through July 1998. This agreement was terminated in January 1996 in connection with the Company's exercise of its stock repurchase option.

         In addition to the above provisions, the agreements require payments to the former president if the Company completes an initial public offering of its stock, a business combination or a liquidation or dissolution. As a result of the acquisition of the Company (Note
           10), the Company paid the former president an additional $2,736,000 pursuant to these agreements.

(3)  DISPOSITIONS AND ACQUISITIONS

         Sale of Ozium and Mechanics Product Lines

             The Company sold its Ozium and Mechanics product lines during
                1995. The Company received $6,595,000 in exchange for their related inventory, equipment and intangible assets.

         Sale of Discontinued Chemifax and HPG Divisions

             On June 26, 1995, the Company sold its Chemifax division for approximately $2,850,000, the net book value of the assets sold. In March 1996, the Company sold its HPG division for approximately $2,800,000, realizing a gain of approximately $2,300,000. Summary operating results of the discontinued operations were as follows:

                       BLUE CORAL, INC. AND SUBSIDIARIES


                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (Continued)




                                                                         October 31,
                                                   ------------------------------------------------------
                                                     1 9 9 5                1 9 9 4              1 9 9 3
                                                   -----------            -----------          -----------
              Sales                                $13,865,367            $18,693,971          $19,669,079
              Costs and expenses                    13,912,434             19,272,397           20,096,325
                                                   -----------            -----------          -----------
                 Loss from
                   operations of
                   discontinued
                   divisions                       $   (47,067)           $  (578,426)         $  (427,246)
                                                   ===========            ===========          ===========

             The components of net assets of discontinued operations included in the combined balance sheets as of October 31, 1995 and 1994, are as follows:

                                                                    1 9 9 5                 1 9 9 4
                                                                   ---------               ----------
            Trade and other
              receivables, net                                     $ 313,000               $1,886,000
            Inventories                                                 -                   1,874,000
            Prepaid expenses                                            -                      87,000
            Property, plant and
              equipment, net                                          29,000                  809,000
            Other assets                                             128,000                  237,000
            Notes payable                                               -                     (69,000)
            Accounts payable                                         (33,000)                (854,000)
            Accrued liabilities                                     (269,000)                (992,000)
                                                                   ---------               ----------
                                                                   $ 168,000               $2,978,000
                                                                   =========               ==========

         Investment in CAR+

             During 1994, the Company invested approximately $372,000 in CAR+, an auto products distributor in France. The Company owns approximately 43% of CAR+ and accounts for this ownership interest using the equity method. At October 31, 1995 and 1994, the investment in CAR+ was $212,000 and $372,000, respectively. The Company also has loans approximating $164,000 and $186,000 to the officers of CAR+ at October 31, 1995 and 1994, respectively. The investment and loans receivable are recorded in other assets on the accompanying combined balance sheets.

                       BLUE CORAL, INC. AND SUBSIDIARIES


                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (Continued)




         Acquisition of STS Ventures

             Prior to December 31, 1992, BCCC held a 50% interest in STS
                Ventures, an Arizona joint venture and distributor of automobile cleaning products with one other partner holding the remaining interest. On December 31, 1992, STS Ventures purchased and retired the partnership interest held by its other 50% venture partner leaving BCCC as sole owner. The partnership interest was purchased for $1,845,000.

             This acquisition was accounted for using the purchase method of accounting and, accordingly, the combined financial statements for the year ended October 31, 1993, include the operations of STS Ventures (now BCCC). The purchase price and related expenses exceeded the fair value of STS Ventures' net assets by approximately $1.7 million. This amount, included in intangible assets (Note 1), is being amortized on a straight-line basis over 10 years.

(4)  PROVISION FOR CLOSING AND SALE OF McKAY MANUFACTURING FACILITY

         During 1995, the Company recorded a charge of $1,500,700 related to the closing and sale of its McKay manufacturing facility in Los Angeles. Items included in the charge are severance costs, the write-off of certain assets and other incremental costs. Approximately $1,150,000 of the related reserve remained in accrued liabilities at October 31, 1995, relating primarily to the write-off of certain assets and other incremental costs. Summary operating results of McKay were as follows:

                                                                 October 31,
                                            ---------------------------------------------------
                                              1 9 9 5             1 9 9 4             1 9 9 3
                                            -----------         ----------          -----------
       Sales                                $   835,452         $7,894,419          $10,220,295
       Costs and expenses                     2,522,599          7,669,583           10,696,023
                                            -----------         ----------          -----------
          Net income (loss)                 $(1,687,147)        $  224,836          $  (475,728)
                                            ===========         ==========          ===========




                       BLUE CORAL, INC. AND SUBSIDIARIES


                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (Continued)




(5)  FINANCING ARRANGEMENTS

         Borrowings of the Company at October 31, 1995 and 1994, consisted of the following:

                                                                                     1 9 9 5           1 9 9 4
                                                                                   -----------       -----------
         Bank credit facility:

           BCI revolving loan payable, interest at
             prime plus 1/4%, (effective rate of 9%
             as of October 31, 1995), due July 31, 1997                            $10,700,000       $13,600,000

           BCI term loan payable, interest at prime plus
             1/4% (effective rate of 9% as of
             October 31, 1995), monthly principal
             payments of $60,000 with remainder
             payable August 1999                                                     3,950,000         6,820,000

           BCI open-end real estate mortgage, interest
             at prime plus 1/4% (effective rate of 9%
             as of October 31, 1995), monthly principal
             payments of $8,472 through June 2000                                      457,502           558,334


         BCI mortgage payable to related party on
           McKay facility, interest at 8%, monthly
           principal and interest payments of $5,730
           through July 2013                                                           650,732           666,722


         Other debt                                                                       -               69,440
                                                                                   -----------       -----------
                   Total debt                                                       15,758,234        21,714,496
                   Less- Current portion                                               837,264         1,363,664
                                                                                   -----------       -----------
                   Long-term debt                                                  $14,920,970       $20,350,832
                                                                                   ===========       ===========

         The Company has a bank credit facility whereby it has available an $18,000,000 (adjusted seasonally to a high of $25,000,000) revolving loan payable that expires July 31, 1997, a $7,000,000 term loan and a $1,000,000 open end real estate mortgage. Borrowings under the revolving loan payable are based on eligible accounts receivable and inventories, as defined in the agreement. The credit facility is secured by substantially all of the Company's assets.

                       BLUE CORAL, INC. AND SUBSIDIARIES


                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (Continued)




         The credit facility contains certain restrictions which include requirements to maintain minimum amounts of net worth and working capital. The Company's distributions to stockholders are limited to 50% of the Company's net income. The Company pays a 3/8% annual commitment fee on the unused portion of the revolving loan.

         In 1993, McKay purchased a portion of its manufacturing and warehousing facilities from a party related to a major stockholder of the Company for $785,000. To finance this purchase, the Company signed a promissory note in the amount of $685,000 payable in monthly installments, which include interest at 8%, through July 2013.

         Debt principal payments beyond October 31, 1995, are approximately:

              Year ended
              October 31,
              -----------
                 1996                  $   837,264
                 1997                   11,540,301
                 1998                      841,848
                 1999                    1,913,523
                 2000                       74,610
              Thereafter                   550,688
                                       -----------
                                       $15,758,234
                                       ===========

         In connection with the acquisition of the Company (Note 10), all of the Company's indebtedness, plus accrued interest, was paid in full.

(6)  INCOME TAXES

         BCI has elected to be taxed as an S Corporation under the provisions of the Internal Revenue Code. As such, taxable income of BCI and its divisions (Note 1) is included in the individual tax returns of the Company's stockholders for federal income tax purposes as well as for certain state income taxes. However, federal, state, local and applicable foreign income taxes were paid by the Company for BCCC, NicSand and International.

         Effective November 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". The cumulative effect of adopting this standard decreased net income by $107,000 as of November 1, 1993.

                       BLUE CORAL, INC. AND SUBSIDIARIES


                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (Continued)




         The Company's provision for income taxes is comprised of the following for the years ended October 31, 1995, 1994 and 1993:

                                                       1995             1994              1993
                                                     --------         --------          --------
         Current:
           U.S. Federal                              $642,000         $570,000          $605,000
           State and local                            133,000          163,000           183,000
                                                     --------         --------          --------
             Total current                            775,000          733,000           788,000
                                                     --------         --------          --------
         Deferred U.S. Federal
           and state taxes                            (76,000)         197,000              -
                                                     --------         --------          --------
             Total provision
               for income taxes                      $699,000         $930,000          $788,000
                                                     ========         ========          ========

         The reconciliation between the U.S. Federal statutory rate and the Company's effective income tax rate for the years ended October 31, 1995, 1994 and 1993, is as follows:

                                                      1 9 9 5              1 9 9 4             1 9 9 3
                                                      -------              -------             -------
      U.S. Federal statutory rate                        34%                  34%                34%
      Effect of entities taxed
        as S Corporations                               (22)                  (6)               (13)
      State and local taxes                               3                    4                  4
                                                        ---                  ---                ---
      Effective income tax rate                          15%                  32%                25%
                                                        ===                  ===                ===


         The Company has a total of $341,000 and $417,000 of deferred tax liabilities at October 31, 1995 and 1994, respectively, relating to certain intangible assets deducted for tax purposes and capitalized for book purposes.

(7)  RETIREMENT PLANS

         The Company offers a retirement savings plan (the Plan) to all eligible employees as defined in the Plan agreement. Employees may contribute up to 15% of their gross wages to the Plan on a pre-tax basis. The Company's contributions to the Plan are discretionary. For the years ended October 31, 1995, 1994 and 1993, the Company made no contributions to the Plan.

                       BLUE CORAL, INC. AND SUBSIDIARIES


                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (Continued)




         Effective January 1, 1996, the Company offered an additional retirement savings plan (the Plan) to all eligible employees covered by a collective bargaining agreement. Employees may contribute up to 15% of their gross wages to the Plan on a pre-tax basis. The Company's contributions to the Plan are discretionary.

         During the year ended October 31, 1995, the Company entered into a phantom stock agreement with one of its key executives. This agreement rateably awards the executive 215 phantom stock shares based on service provided through November 1, 1996. Upon termination of employment, death or disability, the Company will pay the executive an amount of cash per phantom share equal to the book value per share of the Company, as defined in the agreement, at the time of separation. If the Company completes an initial public offering of its stock, a business combination or a dissolution, the Company will pay the executive an amount of cash per phantom share equal to the transaction price per common share. The Company expensed $100,000 related to this plan for the year ended October 31, 1995. As a result of the acquisition of the Company (Note 10), the Company paid the key executive approximately $800,000 pursuant to this agreement.

(8)  COMMITMENTS AND CONTINGENCIES

         BCCC leases its office under a seven-year operating lease agreement.

         In addition, the Company leases certain machinery and equipment under short-term operating lease agreements and leases additional warehouse space under a four-year operating lease agreement, which requires payments for taxes and insurance.

         Total rent expense for all leases of the Company for the years ended
           October 31, 1995, 1994 and 1993, was approximately $1,228,000,
           $733,000 and $700,000, respectively. Minimum annual rental commitments beyond 1995 for the Company's operating leases are as follows:

            Year Ended
            October 31,
            -----------
               1996                                 $  709,000
               1997                                    454,000
               1998                                    257,000
               1999                                    223,000
               2000                                    224,000
            Thereafter                                 146,000
                                                    ----------
                                                    $2,013,000
                                                    ==========


                       BLUE CORAL, INC. AND SUBSIDIARIES


                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (Continued)




         The Company is a party to lawsuits and claims in the ordinary course of business. Although the ultimate outcome of these lawsuits and claims cannot presently be determined, management believes that the resolution of these claims and lawsuits will not have a materially adverse effect on the Company's financial position or results of operations.

 (9) FIRE AT McKAY DIVISION

         In October 1993, a fire completely destroyed a finished goods warehouse and all of its contents at the McKay facility in Los Angeles, California. The property loss, which was approximately $2,000,000, was covered by the Company's insurance policy. The production facility adjacent to the warehouse was virtually unaffected and production was interrupted for only one month. The Company incurred significant costs relating to the clean-up of the debris and chemicals spilled resulting from the fire. The Company reflected a $750,000 loss as an extraordinary item in the accompanying combined statements of income related to this event.

(10) SUBSEQUENT EVENT

         On June 28, 1996, Quaker State Corporation (Quaker State) acquired all of the stock of the Company for $46.1 million in cash, 2,956,328 shares of Quaker State capital stock with a market value of $43.5 million and the payment of $25.2 million to satisfy indebtedness of the Company prior to the closing (Notes 2, 5 and 7). Through a previously existing agreement, the minority stockholder of NicSand has the option to purchase the Company's 67% ownership interest in the division as a result of this transaction.

Item 7(b)     Pro Forma Financial Information

PRO FORMA FINANCIAL INFORMATION

On June 28, 1996 Quaker State Corporation ("Quaker State") acquired all the stock of Blue Coral, Inc. ("Blue Coral"). The acquisition has been accounted for under the purchase method and, accordingly, the operating results of Blue Coral have been included in the consolidated financial statements of Quaker State from the date of acquisition. The purchase accounting adjustments presented in the following Pro Forma statements are preliminary estimates and subsequent revisions may be necessary. The following Pro Forma financial statements should be read in conjunction with the historical financial statements and other financial information of Blue Coral appearing elsewhere in Quaker State's Form 8-K/A-1 and the historical financial statements and other financial information of Quaker State appearing in its 1995 Annual Report on Form 10-K and its quarterly reports on Form 10-Q for the quarters ended June 30, 1996 and March 31, 1996.

PRO FORMA CONSOLIDATED BALANCE SHEET

No Pro Forma Consolidated Balance Sheet of Quaker State Corporation and Subsidiaries as of June 30, 1996 is included in this current report on Form 8-K/A-1 because the purchase of Blue Coral is reflected in the Consolidated Balance Sheet in Quaker State Corporation's quarterly report on Form 10-Q for
the quarter ended June 30, 1996.   The Balance Sheet of Quaker State Corporation
and Subsidiaries as of June 30, 1996 is incorporated herein by reference from the Quaker State quarterly report on Form 10-Q for the quarter ended June 30, 1996.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

The following unaudited Pro Forma Consolidated Statements of Operations of Quaker State Corporation and Subsidiaries for the year ended December 31, 1995 and the six months ended June 30, 1996 present the separate historical results of Quaker State and Blue Coral (prior to the acquisition date of June 28, 1996) and consolidated pro forma results as though such purchase had occurred on January 1, 1995. The unaudited Pro Forma Consolidated Statements of Operations do not purport to be indicative of the results which actually would have occurred if the acquisition had been consummated on January 1, 1995 or which may occur in the future.

QUAKER STATE CORPORATION AND SUBSIDIARIES AND BLUE CORAL, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1995
(IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)


                                        Quaker State
                                        Corporation *  Blue Coral, Inc.    Adjustments       Pro Forma
- ------------------------------------------------------------------------------------------------------
(IN THOUSANDS EXCEPT PER SHARE DATA)

REVENUES
Sales and operating revenues              $1,035,570      $92,257                         $1,127,827
Other, net                                     9,894            0                              9,894
- ------------------------------------------------------------------------------------------------------
    TOTAL REVENUES                         1,045,464       92,257                          1,137,721

COSTS AND EXPENSES
Cost of sales and operating costs            718,996       52,009                            771,005
Selling, general and administrative          255,271       35,464                            290,735
Depreciation and amortization                 32,919        1,359           $ 2,070 (1)       36,348
Interest                                       7,228        1,864             2,190 (2)       11,282
Unusual items                                 27,000            0                             27,000
Net gain on sale of product line and
     closure of manufacturing facility             0       (2,306)                            (2,306)
- ------------------------------------------------------------------------------------------------------
     TOTAL COSTS AND EXPENSES              1,041,414       88,390             4,260        1,134,064
- ------------------------------------------------------------------------------------------------------
Pretax income (loss) from continuing
     operations                                4,050        3,867            (4,260)           3,657
Provision for (benefit from) income taxes      2,300          143              (300)(3)        2,143
- ------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations  $    1,750      $ 3,724           $(3,960)      $    1,514
======================================================================================================
Weighted average shares outstanding           32,226                          2,956 (4)       35,182
======================================================================================================
Per share:
Income from continuing operations         $     0.06                                      $     0.04
======================================================================================================

* In July 1995, Quaker State acquired all of the stock of Slick 50, Inc. (Slick 50). A Form 8-K was filed regarding Quaker State's acquisition of Slick
50. However, as the acquired business did not meet the definition of the term "significant" as set out in Item 2, Instruction 4 to Form 8-K and as provided in Rule 1-02(v) of Regulation S-X, no Pro Forma financial statements were filed. Therefore, the Pro Forma statements presented herein only include the results of operations of Slick 50 from the date of acquisition.

The accompanying notes are an integral part of these statements.

QUAKER STATE CORPORATION AND SUBSIDIARIES AND BLUE CORAL, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 1996
(IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)


                                        Quaker State
                                         Corporation   Blue Coral, Inc.    Adjustments     Pro Forma
- ----------------------------------------------------------------------------------------------------
(IN THOUSANDS EXCEPT PER SHARE DATA)

REVENUES
Sales and operating revenues                $580,610      $60,171                           $640,781
Other, net                                     4,090            0                              4,090
- ----------------------------------------------------------------------------------------------------
    TOTAL REVENUES                           584,700       60,171                            644,871

COSTS AND EXPENSES
Cost of sales and operating costs            401,378       33,334                            434,712
Selling, general and administrative          141,216       21,471                            162,687
Depreciation and amortization                 16,836          736           $ 1,035 (1)       18,607
Interest                                       3,941        1,001             1,026 (2)        5,968
- ----------------------------------------------------------------------------------------------------
     TOTAL COSTS AND EXPENSES                563,371       56,542             2,061          621,974
- ----------------------------------------------------------------------------------------------------
Pretax income (loss) from continuing
     operations                               21,329        3,629            (2,061)          22,897
Provision for income taxes                     8,450          411               216 (3)        9,077
- ----------------------------------------------------------------------------------------------------
Income (loss) from continuing operations    $ 12,879      $ 3,218           $(2,277)        $ 13,820
====================================================================================================
Weighted average shares outstanding           32,973                          2,956 (4)       35,929
====================================================================================================
Per share:
Income from continuing operations           $   0.39                                        $   0.38
====================================================================================================

The accompanying notes are an integral part of these statements.

NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, UNAUDITED)


Explanation of adjustments to the Pro Forma Consolidated Statements of Operations for the six month period ended June 30, 1996 and the year ended December 31, 1995 in connection with the acquisition of Blue Coral are presented below:


(1) To record amortization of excess of purchase price over fair market value of assets acquired by Quaker State. Amortization is calculated on a straight-line basis over 40 years. Final purchase accounting allocations may result in certain intangible assets being amortized over a shorter period.

(2) To record net effect of the payment of Blue Coral indebtedness and the increase in debt due to Quaker State's borrowings in connection with the acquisition of Blue Coral.

(3) To record an income tax provision (benefit) for the results of operations of Blue Coral and the income tax effect of pro forma adjustments.

(4) To increase the number of shares issued and outstanding after the acquisition of Blue Coral.

                                 EXHIBIT INDEX

Item No.                                                    Description
- --------                                                    -----------
2                Asset Purchase Agreement by and among the Registrant, BC Acquisition Corporation, Blue Coral, Inc. and
                 the Stockholders of Blue Coral, Inc. dated as of June 7, 1996, with list of omitted schedules and exhibits, filed as Exhibit 2 to Form 8-K filed July 12, 1996 and incorporated herein by reference.

4                Escrow Agreement among the Registrant and the Blue Coral Stockholders, dated as of June 28, 1996, filed as Exhibit 4 to Form 8-K filed July 12, 1996 and incorporated herein by reference.

23               Consent of Independent Public Accountants filed herewith.
